2011-2013 Bonus Plan Long-Term Commercial Award for Train 3 and Train 4
UK – Executive Form

EXHIBIT 10.100
CHENIERE ENERGY, INC.
2011 INCENTIVE PLAN
RESTRICTED STOCK GRANT
1.    Grant of Restricted Shares. Cheniere Energy, Inc., a Delaware corporation (the “Company”), hereby grants to ___________ (“Participant”) all rights, title and interest in the record and beneficial ownership of ______ shares (the “Restricted Shares”) of common stock, $0.003 par value per share, of the Company (“Common Stock”) under the Company's 2011 Incentive Plan (as amended or restated from time to time, the “Plan”), subject to the conditions described in this grant of Restricted Shares (this “Grant”) and the Plan, as follows:
(a)    ______ of the Restricted Shares will vest based on the achievement of certain milestones related to financing and constructing Train 3 and Train 4 of the liquefaction project in accordance with Section 5(a) (the “Milestone Restricted Shares”); and
(b)    ______ of the Restricted Shares will vest based on the achievement of certain minimum average Company stock price hurdles in accordance with Section 5(b) (the “Stock Price Restricted Shares”).
The Restricted Shares are granted on and effective as of February _____, 2013 (the “Grant Date”) pursuant to the Cheniere Energy, Inc. 2011-2013 Bonus Plan (the “Bonus Plan”). Unless otherwise defined in this Grant, capitalized terms used herein shall have the meanings assigned to them in the Plan.
2.    Effect of the Plan. The Restricted Shares granted to Participant are subject to all of the provisions of the Plan and this Grant, together with all of the rules and determinations from time to time issued by the Committees and by the Board pursuant to the Plan; provided, however, that in the event of a conflict between any provision of the Plan and this Grant document or between any provision of the Bonus Plan and this Grant document, the provisions of this Grant shall control but only to the extent such conflict is permitted under the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Grant shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.
3.    Issuance and Transferability. The Restricted Shares may be evidenced in such manner as the Company shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of the Restricted Shares, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares and shall be held by the Company or by an escrow agent until the forfeiture restrictions described in Section 4 expire and all required withholding obligations as described in Section 14 of this Grant and the provisions of the Plan have been satisfied. The Participant shall have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. The Restricted Shares are not transferable except by will or as otherwise permitted under Section 16(f) of the

Plan. No right or benefit hereunder shall in any manner be subject to any debts, contracts, liabilities, or torts of Participant or otherwise made subject to execution, attachment or similar process except as provided in Section 16(f) of the Plan.
4.    Risk of Forfeiture. Except as otherwise provided herein, Participant shall, without further action of any kind by the Company or Participant, immediately forfeit all rights to any non-vested portion of the Restricted Shares in the event of termination, resignation or removal from employment with the Company or an Affiliate. Restricted Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Participant, and the Company shall have the full and absolute right to cancel any evidence of Participant's ownership of such forfeited Restricted Shares and to take any other action necessary to demonstrate the Participant no longer owns such forfeited Restricted Shares. Following such forfeiture, Participant shall have no further rights with respect to the forfeited Restricted Shares. Participant, by his or her acceptance of this Grant, irrevocably grants to the Company a power of attorney to transfer Restricted Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.
5.    Vesting. The Restricted Shares shall vest and the forfeiture restrictions shall lapse during Participant's Continuous Service in such installments and on such dates as follows:
(a)    Milestone Restricted Shares. The Milestone Restricted Shares will vest based on the achievement of the following milestones:
(i)     30 percent of the Milestone Restricted Shares will vest upon the closing of financing for the construction of Train 3 and Train 4 of the liquefaction facilities adjacent to the Sabine Pass LNG terminal (the “Liquefaction Project”), and thereafter, the issuance by Sabine Pass Liquefaction, LLC of a full notice to proceed (“NTP”) to Bechtel Oil, Gas and Chemicals, Inc. under the Engineering, Procurement and Construction Agreement, dated December 20, 2012 by and between Sabine Pass Liquefaction, LLC and Bechtel Oil, Gas and Chemicals, Inc. (the “EPC Contract”) for Train 3 and Train 4 of the Liquefaction Project;
(ii)     an additional 20 percent of the Milestone Restricted Shares will vest upon the expenditure of an amount equal to 60 percent of the original contract price of the EPC Contract;
(iii)     an additional 20 percent of the Milestone Restricted Shares will vest upon substantial completion (as defined in the EPC Contract) of Train 4 of the Liquefaction Project; and
(iv)     the remaining portion (30 percent) of the Milestone Restricted Shares will vest on the first anniversary of substantial completion (as defined in the EPC Contract) of Train 4 of the Liquefaction Project.
Notwithstanding the foregoing:
(A)the Continuous Service requirement will cease to apply to the Milestone Restricted Shares if Participant's employment with the Company or an

Affiliate is terminated (1) by the Company or an Affiliate without Cause (as defined below), (2) by Participant for Good Reason (as defined below), (3) by the Company or an Affiliate due to the Disability of Participant while performing Continuous Service or (4) due to the death of Participant while performing Continuous Service; provided, however, that the above performance milestones will continue to apply following any such termination of employment, such that the Milestone Restricted Shares will vest if and only if the applicable performance milestones are achieved; and
(B)any Milestone Restricted Shares not then vested shall vest in full immediately upon the occurrence of any of the following events, in each case, within one year after the occurrence of a Change of Control (as defined in the Plan) of the Company during a Participant's Continuous Service: (1) the Company or an Affiliate terminates Participant's employment without Cause (as defined below), (2) Participant terminates his or her employment with the Company or an Affiliate for Good Reason (as defined below), (3) the Company or an Affiliate terminates Participant's employment due to the Disability of Participant while performing Continuous Service or (4) due to the death of Participant while performing Continuous Service.
(b)    Stock Price Restricted Shares. The Stock Price Restricted Shares will vest based on the achievement of the following minimum average Company stock price hurdles:
(i)     50 percent of the Stock Price Restricted Shares will vest at the end of any 120 consecutive calendar day period after the Grant Date if an Average Closing Stock Price of at least $25 is achieved; and
(ii)     the remaining portion (50 percent) of the Stock Price Restricted Shares will vest at the end of any 120 consecutive calendar day period after the Grant Date if an Average Closing Stock Price of at least $35 is achieved; provided, however, that for the avoidance of doubt, there will be no pro-rated vesting of such Stock Price Restricted Shares between the $25 and $35 Average Closing Stock Price hurdles.
For purposes of the Stock Price Restricted Shares under this Grant, the term “Average Closing Stock Price” means the average closing stock price of the Company's Common Stock as reported on the NYSE MKT LLC over a period of 120 consecutive calendar days, on a rolling basis, after the Grant Date; provided, however, that for the avoidance of doubt, all calendar days (including weekends, holidays and business days in which the Company's Common Stock was not traded on the NYSE MKT LLC) will be included in determining any such 120-day period, but the Average Closing Stock Price will be determined by averaging only closing stock prices on any calendar days during such period in which the Company's Common Stock was traded (and will not take into account any stock prices for any other calendar day during such period including weekends, holidays or business days in which the Company's Common Stock was not traded on the NYSE MKT LLC).
Notwithstanding the foregoing:

(A)any Stock Price Restricted Shares not then vested shall become vested immediately upon the occurrence, during a Participant's Continuous Service, of a Change of Control (as defined in the Plan) of the Company if the applicable Average Closing Stock Price hurdles are met based on the price of the Company's Common Stock at the time of the Change of Control (without regard to the 120-day period) (the “CIC Measurement Hurdle”); provided, however, that for the avoidance of doubt, any such Stock Price Restricted Shares that do not become vested as a result of the CIC Measurement Hurdle upon the Change of Control nonetheless shall, following the Change of Control, remain subject to vesting based on the Participant's Continuous Service and the Average Closing Stock Price hurdles (including the CIC Measurement Hurdle upon a future Change of Control), subject to any adjustments required or permitted under Section 8; and
(B)the Continuous Service requirement will cease to apply to any Stock Price Restricted Shares not then vested if Participant's employment with the Company or an Affiliate is terminated (1) by the Company or an Affiliate without Cause (as defined below), (2) by Participant for Good Reason (as defined below), (3) by the Company or an Affiliate due to the Disability of Participant while performing Continuous Service or (4) due to the death of Participant while performing Continuous Service; provided, however, that the vesting of such Stock Price Restricted Shares shall nonetheless remain subject to the achievement of the Average Closing Stock Price hurdles (including the CIC Measurement Hurdle upon a future Change of Control) following such a termination of employment; provided, further, that such Stock Price Restricted Shares shall become vested if and only if the Average Closing Stock Price hurdles (or the CIC Measurement Hurdle, in the event of a Change of Control) are achieved prior to the three (3)-year anniversary of the date of termination of Participant's employment, and to the extent the Average Closing Stock Price hurdles (including the CIC Measurement Hurdle) are not achieved prior to such three-year anniversary of such termination, the Stock Price Restricted Shares shall be forfeited back to the Company as of the third anniversary of the date of termination.
Except as otherwise provided in this Section 5, if Participant's Continuous Service is terminated for any reason, any Restricted Shares not then vested shall not vest (except as otherwise provided herein) and shall be forfeited back to the Company.
For purposes of this Grant, the term “Cause” means termination of employment with the Company or an Affiliate by the Company or such Affiliate under any of the following circumstances:
(1)the willful commission by Participant of a crime or other act (or repeated acts) of misconduct that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate or which constitute a repudiatory breach of the Participant's contract of employment (or any other agreement under which Participant is engaged);
(2)the commission by Participant of an act of fraud in the performance of Participant's duties on behalf of the Company or an Affiliate;

(3)the willful and material violation by Participant of the Company's Code of Business Conduct and Ethics Policy; or
(4) the continuing and repeated failure of Participant to perform the duties of Participant to the Company or an Affiliate, including by reason of Participant's habitual absenteeism.
For purposes of this Grant, the term “Good Reason” means termination of employment with the Company or an Affiliate by Participant under any of the following circumstances, if the Company or such Affiliate fails to cure such circumstances within thirty (30) days after receipt of written notice from Participant (the “Cure Period”) to the Company or such Affiliate setting forth a description of such Good Reason (which notice shall be provided by the Participant to the Company or such Affiliate within thirty (30) days following the occurrence of one or more of the following circumstances):
(1)the removal from or failure to re-elect Participant to the office or position in which he or she last served;
(2)the assignment to Participant of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the Company or an Affiliate, or any material diminishment, on a cumulative basis, of Participant's overall duties, responsibilities, or status; or
(3)a material reduction by the Company or an Affiliate in Participant's annual base salary.
In the event that the Company or an Affiliate fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant's “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within ninety (90) days following such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.
(c)    Change of Control. Notwithstanding anything in the Plan or this Grant to the contrary, the Committee, in its sole discretion, may (but shall not be obligated to) provide for the accelerated vesting or lapse of restrictions of any Restricted Shares (whether Milestone Restricted Shares or Stock Price Restricted Shares) not then vested in connection with the occurrence, at any time during a Participant's Continuous Service, of a Change of Control (as defined in the Plan) of the Company. In addition, notwithstanding anything in the Plan or this Grant to the contrary, any Restricted Shares (whether Milestone Restricted Shares or Stock Price Restricted Shares) not then vested shall vest in full immediately upon the occurrence, during a Participant's Continuous Service, of a Change of Control (as defined in the Plan) of the Company in which the Company's obligations under this Grant are not assumed by the surviving or continuing corporation, replaced with substituted securities of equal value of such corporation or cancelled in exchange for cash in an amount equal to the amount that would have been payable to the Participant in connection with the Change of Control had the Restricted Shares been fully vested immediately prior to the Change of Control.
6.    Ownership Rights. Subject to the restrictions set forth in this Grant and the Plan, Participant is entitled to all voting and ownership rights applicable to the Restricted Shares, including the right to receive any cash dividends that may be paid on the Restricted Shares. Notwithstanding the foregoing, (a) except as otherwise provided in Section 6(d) below, any cash dividends with respect to unvested Restricted Shares shall be payable upon and subject to the vesting of the underlying Restricted Shares (and Participant shall forfeit and not be paid any such dividends in respect of Restricted Shares which are forfeited back to the Company); (b) the Committee may direct that from the time of payment of any dividend to the Company's shareholders generally until payment that dividends be (i) held in cash, with or without interest accrual, or (ii) converted into restricted stock units; (c) the dividends may be paid in the form of cash or shares of Common Stock as determined by the Committee; (d) notwithstanding Section 6(a) above, with respect to Milestone Restricted Shares subject to vesting pursuant to Section 5(a)(iv), any cash dividends payable with respect to such Milestone Restricted Shares shall be payable not later than March 15 of the calendar year following the vesting of Milestone Restricted Shares subject to vesting pursuant to Section 5(a)(iii) (and, with respect to any cash dividends paid to shareholders generally after such March 15 but prior to the vesting of the Milestone Restricted Shares subject to Section 5(a)(iv), immediately upon payment to of such cash dividends to shareholders generally); and (e) the dividends are intended to be exempt from Section 409A of the Internal Revenue Code and this Grant shall be interpreted accordingly.
7.    Limitation on Rights. The Plan has been established voluntarily by the Company, is discretionary in nature and may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Grant. Participant's participation in the Plan does not create a right to futher employment with the Company or any of its subsidiaries and does not interfere with the ability of the Company or Participant's employer to terminate Participant's employment relationship at any time with or without cause. Participant's participation in the Plan is voluntary. The future value of the Restricted Shares is unknown and cannot be predicted with certainty. No claim or entitlement to compensation or damages arises from forfeiture or termination of the Restricted Shares or diminution in value of the Restricted Shares and Participant irrevocably releases the Company and Participant's employer from any such claim that may arise. Except as otherwise provided in Section 5 hereof, in the event of Participant's termination of employment with the Company or Participant's employer, Participant's right to the Restricted Shares under the Plan will terminate effective as of (i) the date that Participant is no longer employed or (ii) if earlier, the date the Participant gives or receives notice for termination of employment.
8.    No Right to Future Grants. This Grant is voluntary and occasional and does not create any contractual or other right to receive future Restricted Shares or other Awards (as defined under the Plan) or benefits in lieu of this Grant even if Restricted Shares or other Awards have been granted repeatedly in the past. All decisions with respect to future grants of Restricted Shares or other Awards, if any, will be at the sole discretion of the Company. The Restricted Shares granted under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company and are outside the scope of Particpant's employment contract, if any.
9.    Extraordinary Item of Compensation. This Grant is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments. Moreover, insofar as Participant is an employee of the Company or any Affiliate, Participant's participation in the Plan and the rights hereunder are not part of Participant's employment or contract of employment with the Company or any Affiliate. In the event the Participant is not an employee of the Company, this Grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, this Grant will not be interpreted to form an employment contract with Particpant's employer or any subsidiary or affiliate of the Company.

10.    Reorganization of the Company.   Subject to Section 15 of the Plan, the existence of this Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
11.    Recapitalization Events. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company as contemplated by the Plan (“Recapitalization Events”), adjustments shall be made with respect to the Restricted Shares as provided for in the Plan and then for all purposes references herein to Common Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares. In the event of a Recapitalization Event (or other event) where the Common Stock of the Company (or that of a successor) is not traded on the NYSE MKT LLC, the Committee shall equitably adjust the definition of Average Closing Stock Price to reflect the public or nonpublic nature of the Common Stock and, if any, the applicable exchange on which it is traded.
12.    Certain Restrictions. By accepting this Grant, Participant acknowledges that he or she has received a copy of the Plan and agrees that Participant will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with applicable securities and other applicable laws, rules or regulations, or with this document or the terms of the Plan.
13.    Amendment and Termination; Waiver. This Grant, together with the Plan, constitutes the entire agreement by the Participant and the Company with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the Participant and the Company with respect to the subject matter hereof, whether written or oral. Except as provided otherwise in Section 2, no amendment or termination of this Grant shall be made by the Company at any time without the written consent of Participant. Any provision for the benefit of the Company contained in this Grant may be waived in writing, either generally or in any particular instance, by the Company. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.
14.     Tax Reporting and Tax Payment Liability.     Regardless of any action the Company or Participant's employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant's responsibility and the Company and/or Participant's employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant or vesting of the Restricted Shares and the subsequent sale of shares of Common Stock and (b) do not commit to structure the terms of the Grant or any aspect of the Restricted Shares to reduce or eliminate Participant's liability for Tax-Related Items.

Prior to the vesting of the Restricted Shares, Participant shall pay or make adequate arrangements satisfactory to the Company and/or Participant's employer to satisfy all withholding and payment on account of obligations of the Company and/or Participant's employer. In this regard, Participant authorizes the Company and/or Participant's employer to withhold all applicable Tax-Related Items legally payable by Participant from Participant's wages or other cash compensation paid to Participant by the Company and/or Participant's employer or from proceeds of the sale of shares of Common Stock acquired upon the vesting of the Restricted Shares. Participant shall pay to the Company or Participant's employer any amount of Tax-Related Items that the Company or the Participant's employer may be required to withhold as a result of Participant's participation in the Plan. The Company may refuse to deliver shares of Common Stock upon the vesting of Restricted Shares if Participant fails to comply with Participant's obligations in connection with the Tax-Related Items as described in this Section 14.

If the Company so requires, Participant shall enter into an election under section 431 of the Income Tax (Earnings and Pensions) Act 2003. Upon the making of such election, the Company and/or Participant's employer shall have the right to take any action as may be necessary to comply with related reporting obligations and withholding obligations in respect of income tax and National Insurance Contributions which may arise from the making of such election.

If the Participant is also subject to US taxes, the Participant agrees that (a) if he or she makes a timely election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with regard to the Restricted Shares, Participant will so notify the Company in writing at the time Participant makes such election and provide a copy thereof to the Company, so as to enable the Company to timely comply with any applicable governmental reporting requirements and (b) the Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state or local tax withholding obligations, provided, however, that except as otherwise agreed in writing by the Participant and the Company, if Participant is an Executive Officer or an individual subject to Rule 16b-3 such tax withholding obligations (other than in the event of a Section 83(b) election) will be effectuated by the Company withholding a number of shares of Common Stock from the Grant having a Fair Market Value equal to the amount of such tax withholding obligations (at the minimum withholding tax rate required by the Code). The Company's obligation to deliver Restricted Shares to Participant upon the vesting of such shares is subject to the satisfaction of any and all applicable federal, state and local income and employment tax withholding requirements.

15.    Assumption of Employer NIC Liability. By accepting this Grant, to the extent allowable by applicable law, Participant consents to and agrees to satisfy any liability the Company and/or any subsidiary realizes with respect to Secondary Class 1 National Insurance Contribution payments required to be paid by the Company and/or any subsidiary in connection with the vesting of the Restricted Shares or subsequent sale of the underlying Common Stock. Participant authorizes the Company or any subsidiary to withhold any such Secondary Class 1 National Insurance Contributions from the payroll or the sale of a sufficient number of shares of Common Stock upon vesting of the Restricted Shares. In the alternative, Participant agrees to make payment on demand for such contributions by cash or check to the Company or any subsidiary that will remit such contributions to HM Revenue & Customs. If additional consents and/or any elections are required to accomplish the foregoing, Participant agrees to provide them promptly upon request. If the foregoing is not allowed under applicable law, the Company may rescind the grant of Restricted Shares.

16.     Authorization of Withholding, Deduction of Payment Within 30 Days. Participant agrees and authorizes that any withholding deduction or payment indicated above must occur within 30 days of the vesting of the Restricted Shares. Participant acknowledges that failure to withhold, deduct or pay income tax within the 30-day period may result in an additional income tax charge arising.

17.    Data Privacy Consent. Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this document by and among, as applicable, Participant's employer and the Company and any of its subsidiaries for the exclusive purpose of implementing, administering and managing Participant's participation in the Plan. Participant understands that the Company and Participant's employer hold certain personal information about Participant, including, but not limited to, Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Shares or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in Participant's favor, for the purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant's country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than Participant's country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company's Vice President of Human Resources and Administration. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any shares of Common Stock acquired upon vesting of the Restricted Shares. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant's participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company's Vice President of Human Resources and Administration. Participant understands, however, that refusing or withdrawing of consent may affect Participant's ability to participate in the Plan. For more information on the consequences of Participant's refusal to consent or withdrawal of consent, Participant may contact the Company's Vice President of Human Resources and Administration.
18.    Severability. In the event that any provision of this Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Grant, and the Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The captions and headings used in the Grant are inserted for convenience and shall not be deemed a part of the Grant granted hereunder for construction or interpretation.
19.    Crediting Par Value. In connection with the issuance of the Restricted Shares pursuant to this Grant and as a result of the expectations of the Company and Participant of Participant's performance of future services for the Company or an Affiliate, the Company will transfer from surplus to stated capital the aggregate par value of the Restricted Shares.
20.    Governing Law. The Grant shall be construed in accordance with the laws of the State of Delaware to the extent that federal law does not supersede and preempt Delaware law.
21.     Counterparts. This Grant may be signed in any number of counterparts, each of which will be an original, with the same force and effect as if the signature thereto and hereto were upon the same instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has executed the Grant as of the date first above written.
CHENIERE ENERGY, INC.
By:___________________________
Name:_________________________
Title:__________________________
I hereby accept the Grant subject to all of the terms and provisions hereof. I acknowledge and agree that the Grant shall vest and become payable, if at all, only during the period of my continued service with the Company or as otherwise provided in the Grant (not through the act of issuing the Grant).

_____________________________________
Participant

[Signature Page to 2011-2013 Bonus Plan Long-Term Commercial Award for Train 3 & Train 4]

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